EXHIBIT 21

                         Subsidiaries of the Registrant

                                             State or Other
                                             Jurisdiction of        Percentage
                                             Incorporation          Ownership
                                             -------------          ---------

Parent
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1st State Bancorp, Inc.                        Virginia                 N/A

Subsidiary (1)
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1st State Bank                                 North Carolina           100%

Subsidiaries of 1st State Bank (1)
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First Capital Services Company, LLC            North Carolina           100%

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(1)   The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as Exhibit 13.